Exhbit 99.1
	Investor Contact:	Randy Atkinson
(954) 308-7639
randalatkinson@spherion.com

	Media Contact:	Lesly Cardec
FOR IMMEDIATE RELEASE		(800) 422-3819
lesleycardec@spherion.com

SPHERION ANNOUNCES SECOND QUARTER 2009 FINANCIAL RESULTS

FORT LAUDERDALE, Fla., July 29, 2009 — Spherion Corporation (NYSE: SFN) today announced financial results for the second quarter ended June 28, 2009.

Spherion president and CEO Roy Krause commented, “We are encouraged with our quarterly results as we exceeded our recession adjusted 2.0% EBITDA target, reported positive earnings and brought net debt close to zero.”

FINANCIAL HIGHLIGHTS

  Second quarter 2009 revenues were $409 million, compared with $563 million last year.

  Earnings from continuing operations in the second quarter were $0.4 million, or $0.01 per share, compared with earnings of $5.3 million, or $0.10 per share, in the prior year.

  Adjusted earnings from continuing operations (defined below) in the second quarter were $0.6 million, or $0.01 per share, compared with adjusted earnings in the same prior year period of $4.9 million, or $0.09 per share.

  Adjusted EBITDA (defined below) in the second quarter was $9.4 million, or 2.3% of revenues, compared with $16.6 million, or 2.9% of revenues, in the prior year.

  Revenues for the first six months of 2009 were $835 million compared with $1,139 million for the same period in 2008. Adjusted earnings from continuing operations for the first six months of 2009 were a loss of $3.5 million, or ($0.07) per share, compared with $7.7 million, or $0.14 per share, for the same period in 2008. Adjusted EBITDA for the first six months was $10.0 million compared with $30.2 million for the same period last year.

  Net debt was $0.7 million at the end of the second quarter, compared with $24.0 million at the end of the first quarter 2009.

Krause continued, “There were signs in the quarter that the demand for our services was beginning to stabilize, not the least of which were our monthly revenue per day trends. Total Company revenues per day during June were only 1% less than during March and Staffing Services revenues per day were actually higher during June than during March. Commercial staffing services, which we provide through our Staffing Services segment, are typically the first to grow during the early stages of an economic recovery. We continue to be focused on our strategy to increase the percentage of professional revenues, enhance account diversification and expand margins.”

SECOND QUARTER OPERATING PERFORMANCE

Within Professional Services, second quarter revenues were down 30.3% compared with the same prior year period and 5.8% compared with the prior quarter. Gross profit margins in second quarter 2009 increased to 27.6% compared with 26.6% in the prior quarter reflecting lower state unemployment taxes (SUTA). Segment cost controls were excellent with SG&A declining by 14.0% sequentially from the prior quarter and representing 23.0% of revenues this quarter compared with 25.1% of revenues last quarter. Segment operating profit was $8.0 million, or 4.6% of revenues, compared with $13.8 million, or 5.6% of revenues, last year and $2.7 million last quarter, or 1.5% of revenues.

Within Staffing Services, year over year revenues in the quarter were down 25.1% compared with the same period last year and 2.5% compared with the prior quarter. Gross profit margins were 15.1% in second quarter 2009 compared with 14.2% in the prior quarter, primarily reflecting lower SUTA costs. SG&A expenses as a percentage of revenues were 15.4% in second quarter 2009 compared with 15.9% in the prior quarter reflecting a 5.8% sequential quarter reduction in SG&A. Segment operating profit was a loss of $0.7 million, or (0.3%) of revenues, compared with $1.6 million, or 0.5% of revenues, last year and a loss of $4.1 million last quarter, or (1.7%) of revenues.

OTHER ITEMS

As previously announced, the Company amended and extended its $250 million asset-based credit facility through July 2013 after the end of the quarter. At closing, excess availability was approximately $110 million (borrowings outstanding under the facility were less than $5 million). The revised credit facility should provide the Company with sufficient liquidity and flexibility to take advantage of growth opportunities as the economy recovers.

Restructuring actions taken over the past nine months have essentially been completed and have positioned the Company's 2009 SG&A to be approximately $330 million, or 27% below total 2008 total SG&A of about $450 million. Cash requirements associated with previously recorded restructuring charges are expected to be $3 million during the second half of 2009.

The Company purchased 400,740 shares of its common stock during the second quarter of 2009 at an average price of $4.15 per share. The Company will continue to purchase shares under the Board of Directors’ authorization to offset the dilution of employee benefit plans.

OUTLOOK

Revenue per day trends in the first three weeks of July are flat compared with the second quarter average revenue per day. However, uncertain economic conditions make it difficult to predict the amount of demand that will be seen throughout the remainder of the third quarter and the rest of the year.

ABOUT SPHERION

Spherion Corporation (NYSE:SFN) is a leading recruiting and staffing company that provides integrated solutions and breakout specialties to meet the evolving needs of companies and job candidates. As an industry pioneer for more than 60 years, Spherion has sourced, screened and placed millions of individuals in temporary, temp-to-hire and full-time jobs.

With approximately 600 locations in the United States and Canada, Spherion delivers innovative workforce solutions that improve business performance. Spherion provides its services to approximately 10,000 customers, from Fortune 500 companies to a wide range of small and mid-size organizations. Employing more than 215,000 people annually through its network, Spherion is one of North America’s largest employers. Spherion operates under the following brands: Spherion Staffing Services Group for administrative, clerical and light industrial workers; Technisource for technology professionals and solutions; The Mergis Group for accounting and finance and other professional positions; Todays Office Professionals for specialty administrative personnel; and Spherion Recruitment Process Outsourcing. To learn more, visit www.spherion.com

This release contains statements that are forward looking in nature and, accordingly, are subject to risks and uncertainties. Factors that could cause future results to differ from current expectations include risks associated with: Competition – our business operates in highly competitive markets with low barriers to entry; Economic conditions – any significant economic downturn could result in lower revenues or a significant reduction in demand from our customers may result in a material impact on the results of our operations; Customers – a loss of customers may result in a material impact on our results of operations; Debt and debt compliance – market conditions and failure to meet certain requirements could impact our availability to borrow under our revolving lines of credit and the cost of our borrowings; Corporate strategy – we may not achieve the intended effects of our business strategy; Termination provisions - certain contracts contain termination provisions and pricing risks; Failure to perform – our failure or inability to perform under customer contracts could result in damage to our reputation and give rise to legal claims; Acquisitions – managing or integrating past and future acquisitions may strain our resources; Business interruptions – natural disasters or failures with hardware, software or utilities could adversely affect our ability to complete normal business processes; Tax filings – regulatory challenges to our tax filing positions could result in additional taxes; Personnel - our business is dependent upon the availability of qualified personnel and we may lose key personnel which could cause our business to suffer; Litigation – we may be exposed to employment–related claims and costs and we are a defendant in a variety of litigation and other actions from time to time; Government Regulation -government regulation may significantly increase our costs; International operations – we are subject to business risks associated with our operations in Canada, which could make those operations significantly more costly; and Common stock – the price of our common stock may fluctuate significantly, which may result in losses for our investors, and further decreases in the Company’s common stock price and market capitalization may impact our ability to comply with the NYSE continued listing standards. These and additional factors discussed in this release and in Spherion’s filings with the Securities and Exchange Commission could cause the Company’s actual results to differ materially from any projections contained in this release.

Spherion Corporation prepares its financial statements in accordance with generally accepted accounting principles (GAAP). Adjusted earnings from continuing operations is a non-GAAP financial measure, which excludes certain non-operating related charges. Items excluded from the calculation of adjusted earnings from continuing operations include restructuring and other charges related to cost reduction initiatives, and adjustments to tax valuation allowances. Adjusted EBITDA from continuing operations is a non-GAAP financial measure which excludes interest, restructuring and other charges, taxes, depreciation and amortization from earnings from continuing operations. Adjusted earnings and adjusted EBITDA from continuing operations are key measures used by management to evaluate its operations. Adjusted earnings and adjusted EBITDA from continuing operations should not be considered measures of financial performance in isolation or as an alternative to net earnings (loss) from continuing operations or net earnings (loss) as determined in the Statement of Operations in accordance with GAAP, and, as presented, may not be comparable to similarly titled measures of other companies. This measure has material limitations. Items excluded from adjusted earnings from continuing operations are significant components in understanding and assessing financial performance.

SPHERION CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in thousands, except per share amounts)

	Three Months Ended
	June 28,	June 29,
	2009	2008
Revenues(1)	$409,127	$562,977
Cost of services	325,977	432,790
Gross profit(2)	83,150	130,187
Selling, general and administrative expenses	78,832	118,875
Amortization of intangibles	1,625	2,043
Interest expense	727	1,575
Interest income	(37)	(72)
Restructuring and other charges	374	944
	81,521	123,365

Earnings from continuing operations before income taxes	1,629	6,822
Income tax expense	(1,226)	(1,473)

Earnings from continuing operations	403	5,349
Loss from discontinued operations, net of tax	(116)	(3,043)
Net earnings	$287	$2,306

Earnings per share, Basic and Diluted:
Earnings from continuing operations	$0.01	$0.10
Loss from discontinued operations	-	(0.06)
	$0.01	$0.04

Weighted-average shares used in computation of earnings per share:
Basic	52,030	54,352
Diluted	53,528	54,826

(1) Includes sales of all company-owned and franchised offices and royalties on sales of area-based franchised offices.

(2) Gross profit is revenues less temporary employee wages, employment related taxes such as FICA, federal and state unemployment taxes, medical and other insurance for temporary employees, workers' compensation, benefits, billable expenses and other direct costs.

SPHERION CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in thousands, except per share amounts)

	Six Months Ended
	June 28,	June 29,
	2009	2008
Revenues(1)	$835,049	$1,139,440
Cost of services	668,798	881,085
Gross profit(2)	166,251	258,355
Selling, general and administrative expenses	166,463	238,778
Amortization of intangibles	3,255	4,087
Interest expense	1,485	3,324
Interest income	(90)	(251)
Restructuring and other charges	4,173	1,940
	175,286	247,878

(Loss) earnings from continuing operations before income taxes	(9,035)	10,477
Income tax benefit (expense)	2,985	(2,935)

(Loss) earnings from continuing operations	(6,050)	7,542
Loss from discontinued operations, net of tax	(399)	(3,954)
Net (loss) earnings	$(6,449)	$3,588

(Loss) earnings per share, Basic:(3)
(Loss) earnings from continuing operations	$(0.12)	$0.14
Loss from discontinued operations	(0.01)	(0.07)
	$(0.12)	$0.07

(Loss) earnings per share, Diluted:(3)
(Loss) earnings from continuing operations	$(0.12)	$0.14
Loss from discontinued operations	(0.01)	(0.07)
	$(0.12)	$0.06

Weighted-average shares used in computation of (loss) earnings per share:
Basic	52,162	55,049
Diluted	52,162	55,567

(1) Includes sales of all company-owned and franchised offices and royalties on sales of area-based franchised offices.

(2) Gross profit is revenues less temporary employee wages, employment related taxes such as FICA, federal and state unemployment taxes, medical and other insurance for temporary employees, workers'
compensation, benefits, billable expenses and other direct costs.

(3) Earnings per share amounts are calculated independently for each component and may not add due to rounding.

SPHERION CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited, in thousands, except share data)

	June 28,	December 28,
Assets	2009	2008
Current Assets:
Cash and cash equivalents	$5,856	$7,601
Receivables, less allowance for doubtful accounts of $2,214 and $2,978, respectively	228,939	269,203
Deferred tax asset	10,202	11,198
Other current assets	10,751	14,430
Total current assets	255,748	302,432
Property and equipment, net of accumulated depreciation of $131,258
and $128,323 respectively	58,171	67,269
Deferred tax asset	136,831	132,412
Goodwill, trade names and other intangibles, net	62,977	65,856
Other assets	15,868	16,412
	$529,595	$584,381

Liabilities and Stockholders' Equity
Current Liabilities:
Current portion of long-term debt and revolving lines of credit	$4,978	$37,699
Accounts payable and other accrued expenses	64,584	67,638
Accrued salaries, wages and payroll taxes	47,793	49,888
Accrued insurance reserves	19,753	20,145
Accrued income tax payable	568	1,236
Other current liabilities	8,407	13,234
Total current liabilities	146,083	189,840
Long-term debt, net of current portion	1,583	1,646
Accrued insurance reserves	15,309	16,912
Deferred compensation	11,789	12,404
Other long-term liabilities	5,557	7,391
Total liabilities	180,321	228,193
Stockholders' Equity:
Preferred stock, par value $0.01 per share; authorized, 2,500,000 shares;
none issued or outstanding	-	-
Common stock, par value $0.01 per share; authorized, 200,000,000; issued
65,341,609 shares	653	653
Treasury stock, at cost, 15,096,703 and 13,860,739 shares, respectively	(109,379)	(106,500)
Additional paid-in capital	853,018	850,653
Accumulated deficit	(398,331)	(391,882)
Accumulated other comprehensive income	3,313	3,264
Total stockholders' equity	349,274	356,188
	$529,595	$584,381

SPHERION CORPORATION AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION
(unaudited, in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 28,	June 29,	June 28,	June 29,
	2009	2008	2009	2008

Adjusted earnings (loss) from continuing operations	$631	$4,860	$(3,509)	$7,659
Adjustment of tax valuation allowance	-	1,064	-	1,064
Restructuring and other charges, net of tax benefit	(228)	(575)	(2,541)	(1,181)
Earnings (loss) from continuing operations	403	5,349	(6,050)	7,542
Loss from discontinued operations, net of tax	(116)	(3,043)	(399)	(3,954)
Net earnings (loss)	$287	$2,306	$(6,449)	$3,588
Per share-Diluted amounts (1) :
Adjusted earnings (loss) from continuing operations	$0.01	$0.09	$(0.07)	$0.14
Adjustment of tax valuation allowance	-	0.02	-	0.02
Restructuring and other charges, net of tax benefit	-	(0.01)	(0.05)	(0.02)
Earnings (loss) from continuing operations	0.01	0.10	(0.12)	0.14
Loss from discontinued operations, net of tax	-	(0.06)	(0.01)	(0.07)
Net earnings (loss)	$0.01	$0.04	$(0.12)	$0.06

Weighted-average shares used in computation of earnings (loss) per share	53,528	54,826	52,162	55,567
(1) Earnings per share amounts are calculated independently for each component and may not add due to rounding.

RECONCILIATION OF ADJUSTED EBITDA TO EARNINGS (LOSS) FROM CONTINUING OPERATIONS

	Three Months Ended		Six Months Ended
	June 28,	June 29,	June 28,	June 29,
	2009	2008	2009	2008
Adjusted EBITDA from continuing operations	$9,367	$16,572	$9,994	$30,232
Interest income	37	72	90	251
Restructuring and other charges	(374)	(944)	(4,173)	(1,940)
Interest expense	(727)	(1,575)	(1,485)	(3,324)
Depreciation and amortization (2)	(6,674)	(7,303)	(13,461)	(14,742)
Earnings (loss) from continuing operations before income taxes	1,629	6,822	(9,035)	10,477
Income tax (expense) benefit	(1,226)	(1,473)	2,985	(2,935)
Earnings (loss) from continuing operations	$403	$5,349	$(6,050)	$7,542
Adjusted EBITDA as a percentage of revenue	2.3%	2.9%	1.2%	2.7%
(2) Includes depreciation and amortization from continuing operations only.

SPHERION CORPORATION AND SUBSIDIARIES
SEGMENT INFORMATION
(unaudited, dollar amounts in thousands)

	Three Months Ended			Six Months Ended
	June 28,	March 29,	June 29,	June 28,	June 29,
	2009	2009	2008	2009	2008
Revenues:
Professional Services	$171,184	$181,772	$245,444	$352,956	$499,512
Staffing Services	237,943	244,150	317,533	482,093	639,928
Segment revenues	$409,127	$425,922	$562,977	$835,049	$1,139,440

Gross profit:
Professional Services	$47,253	$48,348	$75,183	$95,601	$150,763
Staffing Services	35,897	34,753	55,004	70,650	107,592
Segment gross profit	$83,150	$83,101	$130,187	$166,251	$258,355

Segment SG&A:
Professional Services	$(39,299)	$(45,674)	$(61,366)	$(84,973)	$(123,115)
Staffing Services	(36,550)	(38,807)	(53,445)	(75,357)	(107,383)
Segment SG&A	$(75,849)	$(84,481)	$(114,811)	$(160,330)	$(230,498)

Segment operating profit (loss):
Professional Services	$7,954	$2,674	$13,817	$10,628	$27,648
Staffing Services	(653)	(4,054)	1,559	(4,707)	209
Segment operating profit (loss)	7,301	(1,380)	15,376	5,921	27,857

Unallocated corporate costs	(2,983)	(3,150)	(4,064)	(6,133)	(8,280)
Amortization of intangibles	(1,625)	(1,630)	(2,043)	(3,255)	(4,087)
Interest expense	(727)	(758)	(1,575)	(1,485)	(3,324)
Interest income	37	53	72	90	251
Restructuring and other charges	(374)	(3,799)	(944)	(4,173)	(1,940)

Earnings (loss) from continuing
operations before income taxes	$1,629	$(10,664)	$6,822	$(9,035)	$10,477

MEMO:
Gross profit margin:
Professional Services	27.6%	26.6%	30.6%	27.1%	30.2%
Staffing Services	15.1%	14.2%	17.3%	14.7%	16.8%
Total Spherion	20.3%	19.5%	23.1%	19.9%	22.7%

Segment SG&A:
Professional Services	23.0%	25.1%	25.0%	24.1%	24.6%
Staffing Services	15.4%	15.9%	16.8%	15.6%	16.8%
Total Spherion	18.5%	19.8%	20.4%	19.2%	20.2%

Segment operating profit (loss):
Professional Services	4.6%	1.5%	5.6%	3.0%	5.5%
Staffing Services	(0.3%)	(1.7%)	0.5%	(1.0%)	0.0%
Total Spherion	1.8%	(0.3%)	2.7%	0.7%	2.4%

Segment revenue per billing day:
Professional Services	$2,696	$2,863	$3,835	$2,779	$3,933
Staffing Services	$3,747	$3,845	$4,961	$3,796	$5,039
Total Spherion (1)	$6,443	$6,707	$8,797	$6,575	$8,972

Supplemental Cash Flow and Other Information:
Operating cash flow	$26,474	$11,922	$28,377	$38,396	$36,640
Capital expenditures	$703	$828	$2,256	$1,531	$4,863
Depreciation and amortization	$6,674	$6,787	$7,303	$13,461	$14,742
DSO	51	53	52	51	52
Billing Days	63.5	63.5	64.0	127.0	127.0
(1) Segment Revenue per billing day is calculated independently for each segment and may not add due to rounding.
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SPHERION CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL FINANCIAL INFORMATION
(unaudited, dollar amounts in thousands)

Three Months Ended				Six Months Ended
June 28, 2009		March 29, 2009	June 29, 2008	June 28, 2009	June 29, 2008
Professional Services
Revenues by Skill:
Information Technology	$112,673	$117,297	$151,060	$229,970	$309,200
Finance & Accounting	22,990	22,431	29,584	45,421	58,412
Administration	18,848	22,431	33,520	41,279	65,452
Other	16,673	19,613	31,280	36,286	66,448
Segment Revenues	$171,184	$181,772	$245,444	$352,956	$499,512

Revenues by Service:
Temporary Staffing & Other	$166,475	$176,661	$229,341	$343,136	$469,711
Permanent Placement	4,709	5,111	16,103	9,820	29,801
Segment Revenues	$171,184	$181,772	$245,444	$352,956	$499,512

Gross Profit Margin by Service:
(As % of Applicable Revenues)
Temporary Staffing & Other	25.6%	24.5%	25.8%	25.0%	25.8%
Permanent Placement	100.0%	100.0%	100.0%	100.0%	100.0%
Total Professional Services	27.6%	26.6%	30.6%	27.1%	30.2%

Revenues per billing day by Skill: (1)
Information Technology	$1,774	$1,847	$2,360	$1,811	$2,435
Finance & Accounting	$362	$353	$462	$358	$460
Administration	$297	$353	$524	$325	$515
Other	$263	$309	$489	$286	$523

Revenues per billing day by Service: (1)
Temporary Staffing & Other	$2,622	$2,782	$3,583	$2,702	$3,699
Permanent Placement	$74	$80	$252	$77	$235

Staffing Services
Revenues by Skill:
Clerical	$151,296	$161,158	$191,655	$312,454	$383,721
Light Industrial	86,647	82,992	125,878	169,639	256,207
Segment Revenues	$237,943	$244,150	$317,533	$482,093	$639,928

Revenues by Service:
Temporary Staffing & Other	$236,629	$242,380	$314,030	$479,009	$631,879
Permanent Placement	1,314	1,770	3,503	3,084	8,049
Segment Revenues	$237,943	$244,150	$317,533	$482,093	$639,928

Gross Profit Margin by Service:
(As % of Applicable Revenues)
Temporary Staffing & Other	14.6%	13.6%	16.4%	14.1%	15.8%
Permanent Placement	100.0%	100.0%	100.0%	100.0%	100.0%
Total Staffing Services	15.1%	14.2%	17.3%	14.7%	16.8%

Revenues per billing day by Skill: (1)
Clerical	$2,383	$2,538	$2,995	$2,460	$3,021
Light Industrial	$1,365	$1,307	$1,967	$1,336	$2,017

Revenues per billing day by Service: (1)
Temporary Staffing & Other	$3,726	$3,817	$4,907	$3,772	$4,975
Permanent Placement	$21	$28	$55	$24	$63
(1) Segment Revenue per billing day is calculated independently for each segment and may not add due to rounding.
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